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                                 EXHIBIT 99.1

                           PREMIER BANCSHARES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement and does hereby appoint Darrell D. Pittard and Robert C. Oliver and either of them with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of PREMIER BANCSHARES, INC. ("Premier") common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Premier, to be held at Swissotel Altanta, 3391 Peachtree Road, N.E., Atlanta, Georgia 30326, at 10:00 o'clock a.m. local time, on June 30, 1998, and at any adjournment thereof.

                                  PROPOSAL 1

Proposal to: approve the Agreement and Plan of Reorganization, dated as of February 5, 1998 as amended on April 29, 1998 (the "Agreement") by and between Premier and Button Gwinnett Financial Corporation ("Button Gwinnett") pursuant to which Premier will acquire all of the issued and outstanding common stock of Button Gwinnett ("Button Gwinnett Common Stock") through the merger of Button Gwinnett with and into Premier (the "Merger"), and each share of Button Gwinnett Common Stock will be converted into 3.885 shares of Premier common stock ("Premier Common Stock"), as described more fully in the accompanying Joint Proxy Statement/Prospectus.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

                                  PROPOSAL 2

Proposal to: elect the directors, namely, N. Michael Anderson, George S. Carpenter, James L. Coxwell, Donald N. Ellis, William M. Evans, Jr., John H. Ferguson, Robert E. Flournoy, III, James E. Freeman, A. F. Gandy, Robin R. Howell, Billy H. Martin, C. Steve McQuaig, Robert C. Oliver, Thomas E. Owen, Jr., and Darrell D. Pittard.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

                                  PROPOSAL 3

Proposal to: ratify and approve the selection of Ernst & Young LLP as independent public accountants for the year ending December 31, 1998.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

                                  PROPOSAL 4

Proposal to: amend Premier's Articles of Incorporation to increase the number of authorized shares of Premier Common Stock from 20,000,000 shares to 60,000,000 shares to allow Premier to consummate the Button Gwinnett Merger and its proposed merger with The Bank Holding Company.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

                                  PROPOSAL 5

Proposal to: amend Premier's 1997 Stock Option Plan to increase the number of shares available for grant thereunder from 1,125,000 shares to 3,000,000 shares.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

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                                  PROPOSAL 6

Proposal to: adopt the Premier Bancshares Employee Stock Purchase Plan.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s), including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies. This Proxy may be revoked at any time prior to voting hereof.

  This proxy, when properly executed, duly returned and not revoked will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposal listed on this Proxy.

                                                      Signature(s)
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                                          Dated:                          ,
                                          1998

                                          NOTE: Joint owners should each sign.
                                          When signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such. If
                                          the signatory is a corporation, sign
                                          the full corporate name by a duly
                                          authorized officer.